Exhibit 99.1

McKESSON REPORTS FISCAL 2012 SECOND-QUARTER RESULTS

•	Revenues of $30.2 billion for the second quarter, up 10%.

•	Second-quarter GAAP earnings per diluted share of $1.18.

•	Second-quarter Adjusted Earnings per diluted share of $1.63, up 48%.

•	Fiscal 2012 Outlook: Adjusted Earnings of $6.19 to $6.39 per diluted share.

SAN FRANCISCO, October 25, 2011 – McKesson Corporation (NYSE: MCK) today reported that revenues for the second quarter ended September 30, 2011 were up 10% to $30.2 billion compared to $27.5 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), second-quarter earnings per diluted share was $1.18 compared to $1.25 a year ago.

Second-quarter GAAP results included a pre-tax, non-cash charge of $118 million ($77 million after-tax or 31 cents per diluted share). McKesson has reached an agreement in the matter known as Douglas County to settle the public entity claims brought by a nationwide class of cities and counties relating to First DataBank’s published drug reimbursement benchmarks, commonly referred to as Average Wholesale Prices (“AWPs”), for $82 million. The settlement agreement included an express denial of any liability on the part of the company. Based on a combination of the Douglas County settlement and progress made toward potentially resolving other public entity claims, the company increased its AWP reserve of $324 million by $118 million to bring the total reserve for AWP public entity claims to $442 million. Last year’s second-quarter GAAP results also included a pre-tax AWP litigation charge of $24 million ($16 million after-tax or six cents per diluted share).

McKesson separately reports financial results on the basis of Adjusted Earnings in addition to GAAP. Adjusted Earnings is a non-GAAP financial measure defined as GAAP earnings from continuing operations, excluding acquisition-related expenses, amortization of acquisition-related intangible assets, and certain litigation reserve adjustments. A reconciliation of

McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release. Second-quarter Adjusted Earnings per diluted share was $1.63 compared to $1.10 a year ago.

For the first half of the fiscal year, McKesson generated cash from operations of $1.4 billion and ended the quarter with cash and cash equivalents of $3.9 billion. During the first half of the fiscal year, the company deployed $191 million for acquisitions, repurchased $650 million of common stock, and paid $97 million in dividends.

“I am pleased with McKesson’s second-quarter operating results, with strong execution from both Distribution Solutions and Technology Solutions driving earnings growth,” said John H. Hammergren, chairman and chief executive officer. “Based on the momentum from our first-half results, we are raising our previous outlook for the fiscal year and now expect Adjusted Earnings between $6.19 and $6.39 per diluted share for the fiscal year ending March 31, 2012.”

Distribution Solutions revenues were up 10% in the second quarter, driven mainly by strong growth in U.S. pharmaceutical direct distribution and services revenues, reflecting market growth and our mix of business, as well as the acquisition of US Oncology.

Canadian revenues, on a constant currency basis, were up 2% for the quarter due to market growth, partially offset by the impact of government imposed price reductions on generic drugs. Including a favorable currency impact of 6%, Canadian revenues increased 8% for the quarter. Medical-Surgical distribution revenues were up 13% for the quarter, mainly due to five additional days of sales in the quarter.

In the second quarter, Distribution Solutions gross profit improved due to the positive impact of the US Oncology acquisition.

Distribution Solutions GAAP operating profit was $477 million for the quarter and the GAAP operating margin was 1.62%. Adjusted operating profit was $635 million for the quarter and the adjusted operating margin was 2.16%.

2

In Technology Solutions, revenues were up 7% for the quarter. GAAP operating profit in the second quarter was $108 million and the GAAP operating margin was 13.09%. Adjusted operating profit in the second quarter was $126 million and the adjusted operating margin was 15.27%. Technology Solutions performance was aided by solid progress on achieving certain customer implementation milestones. In last year’s second quarter, Technology Solutions results included a non-cash, pre-tax asset impairment charge of $72 million.

Fiscal Year 2012 Outlook

McKesson expects Adjusted Earnings between $6.19 and $6.39 per diluted share for the fiscal year ending March 31, 2012, which excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of approximately 46 cents per diluted share in Fiscal 2012.

•	Acquisition-related expenses of approximately seven cents per diluted share in Fiscal 2012.

•	Litigation reserve adjustments of 31 cents per diluted share.

3

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; implementation delay, malfunction or failure of internal information systems; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible

4

assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Ana Schrank, vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 and the passcode is 6764061. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at www.mckesson.com/investors.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

5

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Ana Schrank, 415-983-7153 (Investors and Financial Media)

Ana.Schrank@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

6

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30,			Six Months Ended September 30,
	2011	2010	Change	2011	2010	Change

Revenues	$30,216	$27,534	10%	$60,196	$54,984	9%

Cost of sales (1)	28,569	26,168	9	57,040	52,226	9

Gross profit	1,647	1,366	21	3,156	2,758	14

Operating expenses	1,051	925	14	2,088	1,843	13
Litigation charges (2)	118	24	392	118	24	392

Total operating expenses	1,169	949	23	2,206	1,867	18

Operating income	478	417	15	950	891	7

Other income, net	6	3	100	14	12	17
Interest expense	(64)	(44)	45	(128)	(87)	47

Income from continuing operations before income taxes	420	376	12	836	816	2

Income tax expense	(124)	(121)	2	(254)	(263)	(3)

Income from continuing operations	296	255	16	582	553	5

Discontinued operation - gain on sale, net of tax (3)	—	72	—	—	72	—

Net income	$296	$327	(9)	$582	$625	(7)

Earnings per common share (4)
Diluted
Continuing operations	$1.18	$0.97	22%	$2.31	$2.07	12%
Discontinued operation - gain on sale	—	0.28	—	—	0.27	—

Total	$1.18	$1.25	(6)	$2.31	$2.34	(1)

Basic
Continuing operations	$1.20	$0.99	21%	$2.35	$2.11	11%
Discontinued operation - gain on sale	—	0.28	—	—	0.28	—

Total	$1.20	$1.27	(6)	$2.35	$2.39	(2)

Shares on which earnings per common share were based
Diluted	250	262	(5)%	252	267	(6)%
Basic	246	258	(5)	247	262	(6)

(1)	Cost of sales for fiscal year 2011 includes an asset impairment charge of $72 million in our Technology Solutions segment for capitalized software held for sale and for the first six months of fiscal year 2011 includes a credit of $51 million in our Distribution Solutions segment representing our share of a settlement of an antitrust class action lawsuit brought against a drug manufacturer.

(2)	Operating expenses includes charges for the Average Wholesale Price (“AWP”) litigation.

(3)	In fiscal year 2011 we sold a Technology Solutions business for $109 million of net sales proceeds. The after-tax gain on sale of $72 million has been recorded as a discontinued operation. Financial operating results for this business were immaterial.

(4)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Quarter Ended September 30, 2011					Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$30,216	$—	$—	$—	$30,216	10%	10%

Gross profit	$1,647	$6	$—	$—	$1,653	21	21
Operating expenses	(1,169)	44	8	118	(999)	23	11
Other income, net	6	—	—	—	6	100	100
Interest expense	(64)	—	—	—	(64)	45	45

Income from continuing operations before income taxes	420	50	8	118	596	12	39
Income tax expense	(124)	(20)	(3)	(41)	(188)	2	34

Income from continuing operations	$296	$30	$5	$77	$408	16	42

Diluted earnings per common share from continuing operations (1)	$1.18	$0.12	$0.02	$0.31	$1.63	22%	48%

Diluted weighted average shares	250	250	250	250	250	(5)%	(5)%

	Quarter Ended September 30, 2010
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$27,534	$—	$—	$—	$27,534

Gross profit	$1,366	$4	$—	$—	$1,370
Operating expenses	(949)	24	—	24	(901)
Other income, net	3	—	—	—	3
Interest expense	(44)	—	—	—	(44)

Income from continuing operations before income taxes	376	28	—	24	428
Income tax expense	(121)	(11)	—	(8)	(140)

Income from continuing operations	$255	$17	$—	$16	$288

Diluted earnings per common share from continuing operations (1)	$0.97	$0.06	$—	$0.06	$1.10

Diluted weighted average shares	262	262		262	262

(1)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles — Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition-related expenses — Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, or bridge loan fees.

Litigation reserve adjustments — Adjustments to the Company’s reserves for estimated probable losses for its Average Wholesale Price and Securities Litigation matters, as such terms were defined in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2011 and 2009, respectively.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principles used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

						Change
	Six Months Ended September 30, 2011					Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)

Revenues	$60,196	$—	$—	$—	$60,196	9%	9%

Gross profit	$3,156	$11	$—	$—	$3,167	14	14
Operating expenses	(2,206)	87	18	118	(1,983)	18	10
Other income, net	14	—	—	—	14	17	17
Interest expense	(128)	—	—	—	(128)	47	47

Income from continuing operations before income taxes	836	98	18	118	1,070	2	19
Income tax expense	(254)	(38)	(6)	(41)	(339)	(3)	16

Income from continuing operations	$582	$60	$12	$77	$731	5	21

Diluted earnings per common share from continuing operations (1)	$2.31	$0.24	$0.04	$0.31	$2.90	12%	28%

Diluted weighted average shares	252	252	252	252	252	(6)%	(6)%

	Six Months Ended September 30, 2010
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses	Litigation Reserve Adjustments	Adjusted Earnings (Non-GAAP)

Revenues	$54,984	$—	$—	$—	$54,984

Gross profit	$2,758	$8	$—	$—	$2,766
Operating expenses	(1,867)	48	—	24	(1,795)
Other income, net	12	—	—	—	12
Interest expense	(87)	—	—	—	(87)

Income from continuing operations before income taxes	816	56	—	24	896
Income tax expense	(263)	(22)	—	(8)	(293)

Income from continuing operations	$553	$34	$—	$16	$603

Diluted earnings per common share from continuing operations (1)	$2.07	$0.13	$—	$0.06	$2.26

Diluted weighted average shares	267	267		267	267

(1)	Certain computations may reflect rounding adjustments.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended September 30, 2011			Quarter Ended September 30, 2010			Change
	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjusted Earnings (Non- GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$21,072	$—	$21,072	$18,984	$—	$18,984	11%	11%
Sales to customers’ warehouses	4,909	—	4,909	4,659	—	4,659	5	5

Total U.S. pharmaceutical distribution & services	25,981	—	25,981	23,643	—	23,643	10	10
Canada pharmaceutical distribution & services	2,537	—	2,537	2,351	—	2,351	8	8
Medical-Surgical distribution & services	873	—	873	770	—	770	13	13

Total Distribution Solutions	29,391	—	29,391	26,764	—	26,764	10	10

Technology Solutions
Services	643	—	643	604	—	604	6	6
Software & software systems	153	—	153	138	—	138	11	11
Hardware	29	—	29	28	—	28	4	4

Total Technology Solutions	825	—	825	770	—	770	7	7

Revenues	$30,216	$—	$30,216	$27,534	$—	$27,534	10	10

GROSS PROFIT
Distribution Solutions	$1,258	$1	$1,259	$1,090	$—	$1,090	15	16
Technology Solutions (1)	389	5	394	276	4	280	41	41

Gross profit	$1,647	$6	$1,653	$1,366	$4	$1,370	21	21

OPERATING EXPENSES
Distribution Solutions	$(785)	$157	$(628)	$(598)	$37	$(561)	31	12
Technology Solutions	(281)	13	(268)	(263)	11	(252)	7	6
Corporate	(103)	—	(103)	(88)	—	(88)	17	17

Operating expenses	$(1,169)	$170	$(999)	$(949)	$48	$(901)	23	11

OTHER INCOME (EXPENSE), NET
Distribution Solutions	$4	$—	$4	$(1)	$—	$(1)	—	—
Technology Solutions	—	—	—	1	—	1	(100)	(100)
Corporate	2	—	2	3	—	3	(33)	(33)

Other income, net	$6	$—	$6	$3	$—	$3	100	100

OPERATING PROFIT
Distribution Solutions	$477	$158	$635	$491	$37	$528	(3)	20
Technology Solutions (1)	108	18	126	14	15	29	671	334

Operating profit	585	176	761	505	52	557	16	37
Corporate	(101)	—	(101)	(85)	—	(85)	19	19

Income from continuing operations before interest expense and income taxes	$484	$176	$660	$420	$52	$472	15	40

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.62%		2.16%	1.83%		1.97%	(21) bp	19 bp
Technology Solutions (1)	13.09		15.27	1.82		3.77	1,127	1,150

(1)	Results for fiscal year 2011 include a $72 million asset impairment charge for capitalized software held for sale.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Six Months Ended September 30, 2011			Six Months Ended September 30, 2010			Change
	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjust.	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjusted Earnings (Non- GAAP)

REVENUES
Distribution Solutions
Direct distribution & services	$41,899	$—	$41,899	$37,686	$—	$37,686	11%	11%
Sales to customers’ warehouses	9,800	—	9,800	9,402	—	9,402	4	4

Total U.S. pharmaceutical distribution & services	51,699	—	51,699	47,088	—	47,088	10	10
Canada pharmaceutical distribution & services	5,266	—	5,266	4,911	—	4,911	7	7
Medical-Surgical distribution & services	1,604	—	1,604	1,456	—	1,456	10	10

Total Distribution Solutions	58,569	—	58,569	53,455	—	53,455	10	10

Technology Solutions
Services	1,273	—	1,273	1,199	—	1,199	6	6
Software & software systems	297	—	297	273	—	273	9	9
Hardware	57	—	57	57	—	57	—	—

Total Technology Solutions	1,627	—	1,627	1,529	—	1,529	6	6

Revenues	$60,196	$—	$60,196	$54,984	$—	$54,984	9	9

GROSS PROFIT
Distribution Solutions (1)	$2,389	$1	$2,390	$2,157	$—	$2,157	11	11
Technology Solutions (2)	767	10	777	601	8	609	28	28

Gross profit	$3,156	$11	$3,167	$2,758	$8	$2,766	14	14

OPERATING EXPENSES
Distribution Solutions	$(1,446)	$196	$(1,250)	$(1,166)	$49	$(1,117)	24	12
Technology Solutions	(560)	27	(533)	(525)	23	(502)	7	6
Corporate	(200)	—	(200)	(176)	—	(176)	14	14

Operating expenses	$(2,206)	$223	$(1,983)	$(1,867)	$72	$(1,795)	18	10

OTHER INCOME, NET
Distribution Solutions	$9	$—	$9	$5	$—	$5	80	80
Technology Solutions	1	—	1	2	—	2	(50)	(50)
Corporate	4	—	4	5	—	5	(20)	(20)

Other income, net	$14	$—	$14	$12	$—	$12	17	17

OPERATING PROFIT
Distribution Solutions (1)	$952	$197	$1,149	$996	$49	$1,045	(4)	10
Technology Solutions (2)	208	37	245	78	31	109	167	125

Operating profit	1,160	234	1,394	1,074	80	1,154	8	21
Corporate	(196)	—	(196)	(171)	—	(171)	15	15

Income from continuing operations before interest expense and income taxes	$964	$234	$1,198	$903	$80	$983	7	22

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.63%		1.96%	1.86%		1.95%	(23) bp	1 bp
Technology Solutions (1)	12.78		15.06	5.10		7.13	768	793

(1)	Results for the first six months of fiscal year 2011 includes a credit of $51 million representing our share of a settlement of an antitrust class action lawsuit brought against a drug manufacturer.

(2)	Results for fiscal year 2011 include a $72 million asset impairment charge for capitalized software held for sale.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) —

BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended September 30, 2011				Quarter Ended September 30, 2010
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$29,391	$825	$—	$30,216	$26,764	$770	$—	$27,534

Gross profit	$1,258	$389	$—	$1,647	$1,090	$276	$—	$1,366
Operating expenses	(785)	(281)	(103)	(1,169)	(598)	(263)	(88)	(949)
Other income (expense), net	4	—	2	6	(1)	1	3	3

Income from continuing operations before interest expense and income taxes	477	108	(101)	484	491	14	(85)	420
Interest income (expense), net	1	1	(66)	(64)	—	—	(44)	(44)

Income from continuing operations before income taxes	$478	$109	$(167)	$420	$491	$14	$(129)	$376

Pre-Tax Adjustments:
Gross profit	$1	$5	$—	$6	$—	$4	$—	$4
Operating expenses	31	13	—	44	13	11	—	24

Amortization of acquisition- related intangibles	32	18	—	50	13	15	—	28

Operating expenses - Acquisition-related expenses	8	—	—	8	—	—	—	—

Operating expenses - Litigation reserve adjustments	118	—	—	118	24	—	—	24

Total pre-tax adjustments	$158	$18	$—	$176	$37	$15	$—	$52

Adjusted Earnings (Non-GAAP):
Revenues	$29,391	$825	$—	$30,216	$26,764	$770	$—	$27,534

Gross profit	$1,259	$394	$—	$1,653	$1,090	$280	$—	$1,370
Operating expenses	(628)	(268)	(103)	(999)	(561)	(252)	(88)	(901)
Other income (expense), net	4	—	2	6	(1)	1	3	3

Income from continuing operations before interest expense and income taxes	635	126	(101)	660	528	29	(85)	472
Interest income (expense), net	1	1	(66)	(64)	—	—	(44)	(44)

Income from continuing operations before income taxes	$636	$127	$(167)	$596	$528	$29	$(129)	$428

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) —

BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Six Months Ended September 30, 2011				Six Months Ended September 30, 2010
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total

As Reported (GAAP):
Revenues	$58,569	$1,627	$—	$60,196	$53,455	$1,529	$—	$54,984

Gross profit	$2,389	$767	$—	$3,156	$2,157	$601	$—	$2,758
Operating expenses	(1,446)	(560)	(200)	(2,206)	(1,166)	(525)	(176)	(1,867)
Other income, net	9	1	4	14	5	2	5	12

Income from continuing operations before interest expense and income taxes	952	208	(196)	964	996	78	(171)	903
Interest expense	—	—	(128)	(128)	—	—	(87)	(87)

Income from continuing operations before income taxes	$952	$208	$(324)	$836	$996	$78	$(258)	$816

Pre-Tax Adjustments:
Gross profit	$1	$10	$—	$11	$—	$8	$—	$8
Operating expenses	62	25	—	87	25	23	—	48

Amortization of acquisition- related intangibles	63	35	—	98	25	31	—	56

Operating expenses - Acquisition-related expenses	16	2	—	18	—	—	—	—

Operating expenses - Litigation reserve adjustments	118	—	—	118	24	—	—	24

Total pre-tax adjustments	$197	$37	$—	$234	$49	$31	$—	$80

Adjusted Earnings (Non-GAAP):
Revenues	$58,569	$1,627	$—	$60,196	$53,455	$1,529	$—	$54,984

Gross profit	$2,390	$777	$—	$3,167	$2,157	$609	$—	$2,766
Operating expenses	(1,250)	(533)	(200)	(1,983)	(1,117)	(502)	(176)	(1,795)
Other income, net	9	1	4	14	5	2	5	12

Income from continuing operations before interest expense and income taxes	1,149	245	(196)	1,198	1,045	109	(171)	983
Interest expense	—	—	(128)	(128)	—	—	(87)	(87)

Income from continuing operations before income taxes	$1,149	$245	$(324)	$1,070	$1,045	$109	$(258)	$896

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30,	September 30,
	September 30, 2011	March 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$3,943	$3,612
Receivables, net	9,525	9,187
Inventories, net	9,426	9,225
Prepaid expenses and other	368	333

Total Current Assets	23,262	22,357

Property, Plant and Equipment, Net	1,006	991
Goodwill	4,487	4,364
Intangible Assets, Net	1,383	1,456
Other Assets	1,769	1,718

Total Assets	$31,907	$30,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$14,895	$14,090
Deferred revenue	1,528	1,321
Deferred tax liabilities	1,028	1,037
Current portion of long-term debt	414	417
Other accrued liabilities	1,980	1,861

Total Current Liabilities	19,845	18,726

Long-Term Debt	3,578	3,587
Other Noncurrent Liabilities	1,368	1,353
Stockholders’ Equity	7,116	7,220

Total Liabilities and Stockholders’ Equity	$31,907	$30,886

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Six Months Ended September 30,
	2011	2010
OPERATING ACTIVITIES
Net income	$582	$625
Discontinued operation — gain on sale, net of tax	—	(72)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	271	238
Asset impairment charge — capitalized software held for sale	—	72
Share-based compensation expense	78	66
Other non-cash items	52	81
Changes in operating assets and liabilities, net of business acquisition:
Receivables	(435)	(145)
Inventories	(269)	662
Drafts and accounts payable	880	(417)
Deferred revenue	191	(178)
Litigation charges	118	24
Deferred tax benefit on litigation charges	(41)	(8)
Other	(32)	(150)

Net cash provided by operating activities	1,395	798

INVESTING ACTIVITIES
Property acquisitions	(126)	(107)
Capitalized software expenditures	(101)	(75)
Acquisitions of businesses, less cash and cash equivalents acquired	(191)	(34)
Proceeds from sale of business	—	109
Other	69	12

Net cash used in investing activities	(349)	(95)

FINANCING ACTIVITIES
Repayments of debt	(17)	—
Common stock repurchases, including shares surrendered for tax withholding	(672)	(1,547)
Common stock Issuances	82	194
Dividends paid	(97)	(80)
Other	19	57

Net cash used in financing activities	(685)	(1,376)

Effect of exchange rate changes on cash and cash equivalents	(30)	(8)

Net increase (decrease) in cash and cash equivalents	331	(681)
Cash and cash equivalents at beginning of period	3,612	3,731

Cash and cash equivalents at end of period	$3,943	$3,050